SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C.  20549



                                      FORM 8-K


                                   CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                   March 24, 1997




                                   Mallinckrodt Inc.
               (Exact name of registrant as specified in its charter)




            New York                1-483            36-1263901
  (State or other jurisdiction   (Commission     (I.R.S. Employer
   of incorporation)              File Number)    Identification No.)



 7733 Forsyth Boulevard, St. Louis, MO                    63105-1820
(Address of principal executive offices)                  (ZIP Code)


Registrant's telephone number,                         (314) 854-5200
    including area code

Item 5.  Other Events
A press release was issued March 24, 1997. The relevant portion of the text of that release was as follows:

MALLINCKRODT ADDS THREE MORE SUPPLY AGREEMENTS TO ITS RELATIONSHIP WITH PREMIER, INC.'S, 1,800 HOSPITALS AND HEALTHCARE ORGANIZATIONS

ST. LOUIS, Mo., March 24, 1997 -- Mallinckrodt Inc. (NYSE:MKG) announced today that it has entered into three additional supply agreements with the 1,800 owner hospitals and affiliates of Premier, Inc., the largest healthcare alliance in the United States. The five-year agreements, effective May 1, cover endotracheal tubes, tracheostomy tubes and temperature monitoring systems. Mallinckrodt already supplies Premier members with a variety of contrast media for use with X-ray and other imaging technologies. Beginning April 1, Mallinckrodt will also become the sole supplier for radiopharmaceuticals and related products.
     "We are delighted once again to be able to expand our relationship with Premier owners and affiliates," said C. Ray Holman, chairman and chief executive officer of Mallinckrodt. "We are committed to help all Premier members by delivering quality products and services that reduce the cost of healthcare. We believe our long-term partnership with Premier will transcend the customary vendor-buyer relationship."
     Mallinckrodt is an international growth company serving specialty markets in human healthcare and chemicals. Dedicated to improving healthcare and chemistry, the company is a major producer of diagnostic imaging agents, medical devices, analgesic pharmaceuticals, catalysts, and laboratory and microelectronic chemicals. The St. Louis, Missouri-based company, with fiscal 1996 net sales of $2.2 billion, sells more than 2,000 products in more than 100 countries. Mallinckrodt employs about 10,400 people worldwide. The Mallinckrodt web site address is (www.mallinckrodt.com).
     Premier, Inc., resulted in early 1996 from the merger of the former American Healthcare Systems, Inc. (AmHS), based in San Diego, Calif.; SunHealth Alliance, Inc., based in Charlotte, N. C.; and Premier Health Alliance, Inc., based in Chicago, Ill. The new Premier continues to maintain major offices in these locations and in Washington, D. C., to serve its 250 owners and the 700 hospitals and healthcare facilities they operate, and approximately 1,100 other affiliated hospital and healthcare organizations. Group purchasing of supplies, pharmaceuticals and equipment is one of the major programs Premier operates to support its owners' and affiliates' efforts to hold down healthcare costs, improve quality and stay ahead of advances in clinical knowledge, technology and market changes such as managed care. Premier also operates substantial units that provide insurance, clinical equipment services and technology assessment services, benchmarking and re-engineering support, comparative databases and other decision-support services, and extensive consulting and on-site support in areas from process and performance improvement to managed care and marketing and information technology management.

                              # # #

Mallinckrodt Inc.



ROGER A. KELLER
Vice President, Secretary
  and General Counsel

DATE:  March 24, 1997